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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 26, 1993, except as to notes 1 and 2, which are as of March 26, 1993, relating to the consolidated balance sheets of Metromedia Communications Corporation as of December 31, 1992 and 1991, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1992, which report appears in the transition report on Form 10-K for the transition period December 31, 1992 to June 30, 1993 of LDDS Communications, Inc. incorporated herein by reference in the Registration Statement (Form S-4 No. 33-xxxxx) of LDDS Communications, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

                                            /s/  KPMG PEAT MARWICK LLP
                                            KPMG Peat Marwick LLP

New York, New York
November 15, 1994